EXHIBIT 10.2

LUMINEX CORPORATION
RESTRICTED SHARE UNIT AWARD AGREEMENT
(2011 LTIP)

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of the __ day of March, 2011 (the “Grant Date”), between Luminex Corporation, a Delaware corporation, (together with its Subsidiaries, the “Company”), and ________________________________ (the “Grantee”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Luminex Corporation 2011 Long Term Incentive Plan (the “LTIP”).

WHEREAS, the Company has adopted the LTIP under the Luminex Corporation Amended and Restated 2006 Equity Incentive Plan, as amended from time to time (the “Plan”), which provides for the issuance of Performance Awards under the Plan in the form of Restricted Share Units; and

WHEREAS, pursuant to the LTIP, the Committee has granted a Performance Award of Restricted Share Units to the Grantee as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Share Units.

(a) The Company hereby grants to the Grantee an award (the “Award”) of [MAX AMT SPECIFIED IN PLAN] Restricted Share Units (the “RSUs”) on the terms and conditions set forth in this Agreement and as otherwise provided in the LTIP.

(b) The Grantee’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the restrictions shall lapse in accordance with Section 1(c) and Section 2 hereof.

(c)           Upon the completion of the Performance Period set forth in the LTIP and the Committee’s determination of the achievement of the performance targets set forth on Schedule A of the LTIP (the “Determination Date”), the number of RSUs granted hereby shall be immediately reduced to equal the number of Eligible Units determined in accordance with the LTIP.  In the event Grantee’s employment with the Company terminates prior to the Determination Date for any reason, the number of Eligible Units shall be zero.  Grantee shall have no further rights with respect to any RSUs in excess of the Eligible Units and such excess number shall be deemed cancelled for purposes of the Plan.

2. Terms; Restricted Period.

(a) Except as provided herein and subject to such other exceptions as may be determined by the Committee in its discretion, the “Restricted Period” for fifty percent (50%) of the Eligible Units granted herein shall immediately expire on the Determination Date; the Restricted Period for the remaining fifty percent (50%) of the Eligible Units granted herein shall expire on the second anniversary of the completion of the Performance Period.

(b) No dividend equivalents shall be paid or payable with respect to the RSUs covered by this Award.   The Grantee shall not be entitled to voting rights with respect to the RSUs covered by this Award.

(c) None of the RSUs may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the Restricted Period as to such RSUs.

(d) Except as otherwise determined by the Committee at or after the grant of the Award hereunder, any RSUs as to which the applicable “Restricted Period” has not expired shall be forfeited, and all rights of the Grantee to such Awards shall terminate, without further obligation on the part of the Company, unless the Grantee remains in the continuous employment of the Company or its Subsidiaries for the entire Restricted Period.

(e) Notwithstanding the foregoing, the Restricted Period shall automatically terminate as to all Eligible Units awarded hereunder (as to which such Restricted Period has not previously terminated), upon the occurrence of termination of the Grantee’s employment with the Company (or a Subsidiary or Affiliate) after the end of the Performance Period which results from any of the following:  (i) Grantee’s death or disability (to be determined in the sole discretion of the Committee); (ii) the involuntary termination of Grantee’s employment by the Company without Cause; or (iii) Grantee ceases employment with the Company for Good Reason.

(f) Notwithstanding the foregoing, if a Change in Control occurs prior to the end of the Performance Period, the Determination Date shall be the effective date of the Change in Control and the Committee shall determine the Eligible Units by (i) applying the performance criteria set forth in the LTIP using the effective date of the Change in Control as the end of the Performance Period, and by appropriately and proportionately adjusting the performance criteria for such shortened Performance Period, if applicable, and (ii) multiplying the number of Units so determined by .3333 if the Change in Control occurs in 2011, .6667 if the Change in Control occurs in 2012, and 1 if the Change in Control occurs in 2013 (rounding the resulting number of Eligible Units to the nearest whole number).  Upon a Change in Control, the Restricted Period for any Eligible Units awarded hereunder (as to which such Restricted Period has not previously terminated, and including Eligible Units as a result of the application of the previous sentence) shall automatically terminate.

3. Termination of Restrictions.  Settlement of an Eligible Unit shall be made within 30 days (with the date of payment selected by the Company in its sole discretion) of the termination of the Restricted Period related to such Eligible Unit.  Subject to the provisions of the Plan, any settlement of an RSU pursuant to this Award shall be made through the issuance to the Grantee (or to the executors or administrators of Grantee’s estate, after the Company’s receipt of notification of Grantee’s death, as the case may be) of a stock certificate for a number of Shares equal to the number of the RSUs to be settled.  Following receipt of such Shares, the Grantee may receive, hold, sell or otherwise dispose of such Shares free and clear of the restrictions imposed under the LTIP and this Agreement.

4. Certain Payments upon a Change in Control.  In the event that any settlement of Eligible Units pursuant to this Agreement causes the aggregate payments or benefits to be made or afforded to the Grantee under this Agreement, together with any other payments or benefits received or to be received by the Grantee, in connection with a Change in Control (collectively, “Total Change in Control Payments”) to exceed one hundred ten percent (110%) of the maximum amount permitted under Section 280G of the Code to be received without incurring an excise tax under Section 4999 of the Code (the “280G Maximum”), then the Company shall pay to Grantee an additional amount, in cash, necessary to reimburse the Grantee on an after-tax basis, as described below, for any excise tax payable by the Grantee under Section 4999 of the Code.   If Total Change in Control Payments, however, do not exceed one hundred ten percent (110%) of the 280G Maximum, then, at the election of the Grantee, (i) such payments or benefits shall be payable or provided to the Grantee over the minimum period necessary to reduce the present value of such payments or benefits to an amount which is one dollar ($1.00) less than the 280G Maximum or (ii) the payments or benefits to be provided under this Agreement (or any other agreement or arrangement between the Grantee and the Company) shall be reduced to the extent necessary to avoid incurrence of the excise tax under Section 4999 of the Code, with the allocation of the reduction among such payments and benefits to be determined by the Grantee.  For purposes of determining the amount of any payment described in this Section 4, the Grantee shall be deemed to have been reimbursed on an after-tax basis for any excise tax described herein if the Grantee has received (a) the amount of such excise tax and (b) the amount of any taxes (including federal, state and local income taxes as well as any excise tax under Section 4999 of the Code) payable on account of the reimbursement for such excise tax and any such income and excise taxes payable on account of such reimbursement for income and excise taxes.  In the event that the Grantee and the Company fail to agree as to the amount described herein within fifteen (15) days following a Change in Control, such amount will be determined by a firm of independent accountants (the cost of which shall be born by the Company or its successor) mutually agreed upon by the Grantee and the Company within thirty (30) days following the Change in Control.  The Company shall reimburse the Grantee for any additional income and/or excise taxes (and any penalties and interest thereon) as may be determined to be payable by any taxing authority in respect of any excise tax imposed under Section 4999 of the Code and any reimbursement described herein.  The payment described in this paragraph shall be payable on the thirtieth day following the Change in Control, or as soon thereafter as is practicable if an accounting firm is determining the amount.  For the avoidance of doubt, Grantee shall be entitled to an additional payment as described in this Section 4 if and only if (i) the Restricted Period of any RSUs terminates pursuant to Section 2(f) or otherwise in connection with a Change in Control, or (ii) any RSUs become Eligible Units pursuant to Section 2(f).

5. No Right to Continued Employment.  This Agreement shall not be construed as giving Grantee the right to be retained in the employ of the Company of its Subsidiaries, and the Company or its Subsidiaries may at any time dismiss Grantee from employment, free from any liability or any claim under the LTIP but subject to the terms of the Grantee’s Employment Agreement, if any.

6. Adjustments.  The Committee shall make adjustments in the terms and conditions of, and the criteria included in, this Award in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTIP.

7. Amendment to Award.  Subject to the restrictions contained in the Plan and the LTIP, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

8. Withholding of Taxes.  Upon the lapse of the Restricted Period and the issuance of Shares with respect to any portion of this Award, the Company shall satisfy any applicable withholding obligations or withholding taxes (“Withholding Taxes”) as set forth by Internal Revenue Service guidelines for the employer's minimum statutory withholding with respect to Grantee and issue Shares to the Grantee without restriction.  As a condition to receiving settlement of the RSUs hereunder, the Company may require Grantee to pay to the Company, and the Company shall have the right and is hereby authorized to withhold from any payments hereunder or from any compensation or other amount owing to Grantee, an amount of cash necessary for the Company to satisfy any Withholding Taxes in respect of this Award.  In its sole and absolute discretion, the Company may satisfy the required Withholding Taxes by withholding from the Shares otherwise issuable pursuant to settlement of the Award that number of whole Shares necessary to satisfy Withholding Taxes with respect to such Shares based on the Fair Market Value of the Shares as of the date the Restricted Period ends.

9. Section 409A.  Notwithstanding anything herein to the contrary, to the maximum extent permitted by applicable law, the settlement of the Eligible Units to be made to the Grantee pursuant to this Agreement is intended to qualify as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Regulations and this Agreement shall be interpreted consistently therewith.  However, to the extent the settlement of any Eligible RSUs upon Grantee’s termination of employment do not qualify for an exception from treatment as non-qualified deferred compensation subject to Section 409A of the Code, then (a) such amount shall not be payable unless Grantee’s termination of employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Regulations and (b) if Grantee is a “specified employee” at such time for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed settlement of any portion of the Eligible RSUs to which Grantee is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Eligible RSUs shall not be provided to Grantee prior to the earlier of (x) the expiration of the six-month period measured from the date of the Grantee’s “separation from service” with the Company or (y) the date of Grantee’s death.  Upon the earlier of such dates, settlement of all Eligible RSUs shall occur as otherwise provided in this Agreement.

10. Plan and LTIP Govern.  The Grantee hereby acknowledges receipt of a copy of the LTIP and the Plan and agrees to be bound by all the terms and provisions thereof.  The terms of this Agreement are governed by the terms of the LTIP and the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the LTIP and the Plan, the terms of the LTIP and the Plan shall govern.

11. Severability.  If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

12. Notices.  All notices required to be given under this Grant shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:                  Luminex Corporation
12212 Technology Blvd.
Austin, TX  78727
Attn:  Corporate Secretary

To the Grantee:                The address then maintained with respect to the Grantee in the Company’s records.

13. Governing Law.  The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

14. Successors in Interest.  This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Grantee’s legal representatives.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

15. Resolution of Disputes.  Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Restricted Share Unit Award Agreement to be duly executed effective as of the day and year first above written.

LUMINEX CORPORATION

By: ______________________________________

GRANTEE:

__________________________________________
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GRANTEE:

__________________________________________
Signature